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                                                                     Exhibit (q)

             CERTIFIED EXCERPT FROM VOTE OF THE BOARD OF TRUSTEES OF
                   STATE STREET INSTITUTIONAL INVESTMENT TRUST

      The undersigned Secretary of State Street Institutional Investment Trust (the "Trust") hereby certifies that the following resolution was approved at a Meeting of the Board of Trustees of the Trust held on September 21, 2006, and that said resolution is in full force and effect as of the date of this certificate.

            RESOLVED, that in accordance with Rule 483(b) under the Securities Act of 1933, as amended ("1933 Act"), Ryan M. Louvar, Julie A. Tedesco and Tim P. Walsh are each authorized, acting alone, to sign registration statements of State Street Institutional Investment Trust and State Street Master Funds on Form N-1A and registration statements on Form N-1A of any investment company that has invested substantially all of its investable assets in a series of the State Street Master Funds, under the 1933 Act and the Investment Company Act of 1940, as amended, and any or all amendments thereto, on behalf of James E. Ross, the President of the Trusts, and any successor President of the Trusts, pursuant to a Power of Attorney granted by the President to such persons, and any such signature is hereby authorized, approved and ratified.


Dated:  October 13, 2006                    /s/ Ryan M. Louvar
                                            -------------------------------
                                            Ryan M. Louvar
                                            Secretary